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                                                                    EXHIBIT 23.1

                         La Jolla Pharmaceutical Company



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-45080) pertaining to the 1994 Stock Incentive Plan and the 1995 Employee Stock Purchase Plan and in the Registration Statements on Form S-3( Nos. 333-43066, 333-31142 and 333-55370) of La Jolla Pharmaceutical Company of our report dated February 8, 2001, with respect to the financial statements of La Jolla Pharmaceutical Company included in its Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                 ERNST & YOUNG LLP




San Diego, California
March 27, 2001